EX.99.d.1.a

AMENDMENT

TO

INVESTMENT ADVISORY AGREEMENT

AMENDMENT, effective as of the 21st day of November, 2016 between ABERDEEN FUNDS (the “Trust”) and ABERDEEN ASSET MANAGEMENT INC. (the “Adviser”) to that certain Investment Advisory Agreement dated February 7, 2008, as amended (the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Trust and the Adviser desire to amend Exhibit A to the Agreement to remove the Global Natural Resources Fund;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.                                      Exhibit A.  Exhibit A is hereby deleted in its entirety and replaced as set forth in Attachment 1 hereto.

2.                                      Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.                                      Counterparts.  This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto.  This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.                                      Governing Law.  This Amendment shall be governed by and construed to be in accordance with the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).  In the case of any conflict, the 1940 Act shall control.

IN WITNESS THEREOF,  the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first written above.

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Managing U.S. Counsel

EXHIBIT A*
INVESTMENT ADVISORY AGREEMENT
BETWEEN
ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee
Aberdeen Tax-Free Income Fund	$0 up to $250 million	0.425%
	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%

Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen Small Cap Fund)	up to $100 million	0.95%
	$100 million or more	0.80%

Aberdeen Equity Long-Short Fund	$0 up to $1 billion	1.15%
	$1 billion and more	1.00%

Aberdeen China Opportunities Fund	$0 up to $500 million	1.25%
	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%

Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	All Assets	0.15%

Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	All Assets	0.15%

Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	All Assets	0.15%

Aberdeen Global Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Aberdeen Asia Bond Fund	All Assets	0.50%

Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	$0 up to $500 million	0.60%
	$500 million up to $1 billion	0.55%
	$1 billion and more	0.50%

Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)	$0 up to $100 million	1.25%
	$100 million and more	1.00%

Aberdeen International Equity Fund	All Assets	0.80%

Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	All Assets	0.90%

Aberdeen Asia-Pacific (ex-Japan) Equity Fund	All Assets	1.00%

Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%

Fund	Assets	Investment Advisory Fee

Aberdeen Emerging Markets Debt Fund	$0 up to $500 million	0.75%
	$500 million and more	0.70%

*Effective November 21, 2016